United States
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
 __________________________________
FORM 8-K
__________________________________
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report: September 7, 2016
Commission File Number 1-7107
 __________________________________
LOUISIANA-PACIFIC CORPORATION
(Exact name of registrant as specified in its charter)
 __________________________________

DELAWARE	1-7107	93-0609074
(State or other jurisdiction of incorporation or organization)	Commission File Number	(IRS Employer Identification No.)
414 Union Street, Suite 2000, Nashville, TN 37219
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (615) 986-5600
 __________________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.
Notes Offering
On September 7, 2016, Louisiana-Pacific Corporation (the "Company"), announced that it intends to offer to sell $350 million aggregate principal amount of senior notes in an offering exempt from the registration requirements of the Securities Act of 1933 (the “Securities Act”). This announcement was contained in a press release, a copy of which is filed as Exhibit 99.1 and is incorporated herein by reference. This Current Report on Form 8-K does not constitute an offer to purchase, nor a solicitation of an offer to sell, the senior notes or any other securities.
The senior notes to be offered will not be and have not been registered under the Securities Act, and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements.
Tender Offer
On September 7, 2016, the Company also announced the commencement of a cash tender offer for any and all of its outstanding 7.500% senior notes due 2020 (the “2020 Notes”) for a purchase price of $1,041.75 for each $1,000 principal amount of 2020 Notes that are validly tendered and not validly withdrawn before the expiration time, which is scheduled to be 5:00 p.m., New York City time, on September 13, 2016. This announcement was contained in a press release, a copy of which is filed as Exhibit 99.2 and is incorporated herein by reference.
This Current Report on Form 8-K does not constitute an offer to purchase, nor a solicitation of an offer to sell, the 2020 Notes or any other securities.

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.
99.1    Press release announcing senior notes offering, dated September 7, 2016
99.2    Press release announcing commencement of tender offer, dated September 7, 2016

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LOUISIANA-PACIFIC CORPORATION

By:	/S/ SALLIE B. BAILEY
Sallie B. Bailey
Executive Vice President and Chief
Financial Officer
(Principal Financial Officer)
Date: September 7, 2016